LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

	Know all by these presents, that the undersigned hereby makes, constitutes and appoints John P. Calamos, Sr., James S. Hamman, Jr. and Patrick H. Dudasik as the undersigneds true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms
3, 4 and 5 (including any amendments thereto) with respect to the securities of Calamos Asset Management, Inc, a Delaware corporation (the Company), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the Exchange Act);

(2)	seek or obtain, as the undersigneds representative and
on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the
discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the forgoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not
require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by
such attorneys-in-fact on behalf of the undersigned
 pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such
attorneys-in-fact assumes (i) any liability for the undersigneds responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the
 undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

	The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this ______ day of ______________, 2005.



      						    /s/ Richard Gilbert
						     By: Richard Gilbert